Exhibit 23.5

                              HAS ASSOCIATES, INC.

                          CONSENT OF FINANCIAL ADVISOR

         We hereby consent to the inclusion of the Opinion of HAS Associates, Inc. as an Appendix to the Joint Proxy Statement-Prospectus filed as part of the Form S-4 Registration Statement of New England Community Bancorp, Inc. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.



                                                HAS ASSOCIATES, INC.

                                                By: /s/ Thomas F. Collins, III
                                                   ---------------------------
                                                    Thomas F. Collins, III

Date: June 23, 1998